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                                                                  EXHIBIT 23.05

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 17, 1998 with respect to the financial statements of T.C.E. Corporation, included in the Registration Statement (Form S-1 to be filed on or about June 8, 1998) and related Prospectus of U.S.
Marketing Services, Inc. for the registration of     shares of its Common
Stock.

                                                          /s/ Ernst & Young LLP

Vienna, Virginia
June 8, 1998